Exhibit 99.1

Dex One Corporation Reports Full Year and Fourth Quarter 2010 Results

  EBITDA of $808 Million, as Adjusted
  Free Cash Flow of $572 Million, as Adjusted
  Dex One to Host an Investor Day on February 24

CARY, N.C.--(BUSINESS WIRE)--February 24, 2011--Dex One Corporation (NYSE: DEXO) today announced its 2010 results. Alfred Mockett, CEO of Dex One, stated, “While developing the go-forward strategy to return to growth, we have delivered on a number of notable initiatives in the closing months of 2010. In the fourth quarter, we launched our new mobile app, providing consumers with detailed local business information. We have also identified a range of opportunities in our cost base and have put in place aggressive action plans to deliver more than $100 million of cost savings in 2011. We will be providing more information at today’s Investor Day.”

Steven M. Blondy, Executive Vice President and CFO of Dex One said, “Ad sales remained weak in 2010, as expected. Additionally, the delinquent account status of a single certified marketing representative had a 0.7% negative impact on our ad sales during the year, which was not contemplated in our guidance. Excluding this account, the receivable quality associated with all other certified marketing representatives remains strong. Despite lower than expected revenue, EBITDA and free cash flow exceeded guidance primarily due to diligent cost management and the timing of restructuring costs.”

FISCAL YEAR 2010 RESULTS SUMMARY (dollars in millions)
Metric	Results	Guidance(1)	Difference Relative to Midpoint
Combined adjusted net revenue(2)	$1,782	$1,800	($18)
Combined adjusted EBITDA(2)	$808	$775 - $800	$20
Combined adjusted free cash flow(2)	$572	$500 - $525	$60
Year over year change in advertising sales (including impact of a single certified marketing representative)	(16.1%)	(15.5% to 16.0%)	(0.3%)
Year over year change in advertising sales (before impact of a single certified marketing representative)	(15.4%)	(15.5% to 16.0%)	0.4%

The adoption of fresh start accounting had a significant impact on the company’s reported results commencing on February 1, 2010. Net revenue, operating loss and cash flow from operations in the eleven months ended December 31, 2010 were $831 million, $1,294 million and $512 million, respectively.

Bookings(3) in the year were $1,567 million, representing a decline of 15.3 percent on a year-over-year basis. Since emergence, Dex One has repaid $557 million of debt. As of December 31, 2010, adjusted net debt(2) was $2,700 million and the Company’s cash balance was $128 million.

Reported GAAP results are not indicative of our underlying operating and financial performance and are not comparable to any prior period presentation. Important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes to this press release, which should be thoroughly reviewed. All figures are preliminary and subject to change pending the filing of our Annual Report on Form 10-K. Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. Bookings are another non-GAAP figure that represent the expected contract value signed in the period. It is important to distinguish advertising sales and bookings from net revenue, which is recognized under the deferral and amortization method.

Web Cast Information

Dex One Corporation will be hosting a video Web cast to discuss its fourth quarter and full year 2010 results today at 8:30 a.m. Eastern Time. The link to the live Web cast can be found at www.DexOne.com within the Investor Relations section. Immediately following the 2010 discussion, the Company will be broadcasting its Investor Day, which will end prior to noon. An archived version will be accessible for up to one year.

Endnotes

1) Guidance was most recently provided on November 9, 2010

2) These are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures in the schedules and related footnotes at the end of this press release.

3) Bookings represent sales activity associated with our print directories and Internet-based products and services during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period.

About Dex One Corporation

Dex One Corporation (NYSE: DEXO) helps local businesses reach, win and keep ready-to-buy customers. The company’s highly-skilled, locally based marketing consultants offer a wide range of products and services that help local businesses get found more than 1.5 billion times each year by actively shopping consumers. Dex One offers local businesses personalized services and exposure across a broad network of local information solutions – including print, online and mobile. For more information visit www.dexknows.com or www.DexOne.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Dex One Corporation’s future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to Dex One Corporation or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only Dex One Corporation’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One Corporation. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One Corporation’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One Corporation’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect Dex One Corporation’s business or financial results. Such risks and other factors, which in some instances are beyond Dex One Corporation’s control, include: the continuing decline in the use of print directories; increased competition, particularly from existing and emerging online technologies; ongoing weak economic conditions and continued decline in advertising sales; our ability to collect trade receivables from local advertisers to whom we extend credit; our ability to generate sufficient cash to service our debt; our ability to comply with the financial covenants contained in our debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; increasing interest rates; changes in the company’s and the company’s subsidiaries credit ratings; changes in accounting standards; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; our ability to maintain agreements with Qwest, CenturyLink and AT&T and other major Internet search and local media companies; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. Dex One Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The company’s 2010 Annual Report on Form 10-K for the period ended December 31, 2010 to be filed with the SEC may contain updates to the information included in this release.

(See attached schedules and related footnotes)

DEX ONE CORPORATION		Schedule 1
INDEX OF SCHEDULES

	Schedule 1:	Index of Schedules

	Schedule 2:	Unaudited Condensed Consolidated Statements of Income (Loss) Before Income Taxes for the three and eleven months ended December 31, 2010 (Successor Company), the one month ended January 31, 2010 and the three months and year ended December 31, 2009 (Predecessor Company)

	Schedule 3:	Unaudited Adjusted Statements of Operating Income (Loss) for the three months ended December 31, 2010 (Successor Company) and three months ended December 31, 2009 (Predecessor Company)

	Schedule 4:	Unaudited Combined Adjusted Statement of Operating Income (Loss) for the year ended December 31, 2010 (Successor Company) and Unaudited Adjusted Statement of Operating Income (Loss) for the year ended December 31, 2009 (Predecessor Company)

	Schedule 5:	Unaudited Selected Balance Sheet Data at December 31, 2010 (Successor Company) and December 31, 2009 (Predecessor Company)

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	Schedule 6:	Unaudited Condensed Consolidated Statements of Cash Flows for the three and eleven months ended December 31, 2010 (Successor Company), the one month ended January 31, 2010 and the three months and year ended December 31, 2009 (Predecessor Company)

	Schedule 7:	Reconciliation of Non-GAAP Measures

	Schedule 8:	Statistical Measure - Advertising Sales

	Schedule 9:	Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) BEFORE INCOME TAXES					Schedule 2
Amounts in millions

	Successor Company		Predecessor Company
	Three Months Ended	Eleven Months Ended	One Month Ended	Three Months Ended	Year Ended
	December 31, 2010	December 31, 2010	January 31, 2010	December 31, 2009	December 31, 2009
Net revenue (1)	$357.6	$830.9	$160.4	$500.8	$2,202.4
Expenses	251.2	748.2	76.1	233.4	1,083.3
Depreciation and amortization	60.4	217.7	20.2	151.5	578.8
Impairment charges (2)	-	1,159.3	-	7,337.4	7,337.8
Operating income (loss)	46.0	(1,294.3)	64.1	(7,221.5)	(6,797.5)
Interest expense, net	(59.5)	(249.4)	(19.7)	(65.7)	(489.5)
Income (loss) before reorganization items, net	(13.5)	(1,543.7)	44.4	(7,287.2)	(7,287.0)
Reorganization items, net (3)	-	-	7,793.1	(16.9)	(94.8)
Income (loss) before income taxes	$(13.5)	$(1,543.7)	$7,837.5	$(7,304.1)	$(7,381.8)

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
UNAUDITED ADJUSTED STATEMENTS OF OPERATING INCOME (LOSS)
Fresh Start and Other Adjustments
					Schedule 3

The Company adopted fresh start accounting and reporting effective February 1, 2010, the Fresh Start Reporting Date. The financial statements as of the Fresh Start Reporting Date report the results of Dex One with no beginning retained earnings or accumulated deficit. Any presentation of Dex One represents the financial position and results of operations of a new reporting entity and is not comparable to prior periods presented by the Predecessor Company. The financial statements for periods ended prior to the Fresh Start Reporting Date do not include the effect of any changes in our capital structure or changes in the fair value of assets and liabilities as a result of fresh start accounting. As a result of the deferral and amortization method of revenue recognition, recognized advertising revenues reflect the amortization of advertising sales consummated in prior periods as well as in the current period. The adoption of fresh start accounting has a significant impact on the financial position and results of operations of the Company subsequent to the Fresh Start Reporting Date. Fresh start accounting precludes us from recognizing deferred revenue of $69.0 million and $790.9 million and certain deferred expenses of $15.5 million and $172.6 million during the three and eleven months ended December 31, 2010 associated with directories that published prior to the Fresh Start Reporting Date. Thus, our reported results for the three and eleven months ended December 31, 2010 are not indicative of our underlying operating and financial performance and are not comparable to any prior period presentation. Accordingly, management has provided a non-GAAP presentation of “Adjusted" and "Combined Adjusted" results for the three months and year ended December 31, 2010, respectively, on Schedules 3 and 4. Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business. Adjusted results adjust GAAP results of the Company for the three months ended December 31, 2010 to (i) eliminate the fresh start accounting impact on revenue and certain related expenses noted above and (ii) exclude cost-uplift recorded under fresh start accounting of $3.6 million for the three months ended December 31, 2010. Combined Adjusted results (1) combines GAAP results of the Company for the eleven months ended December 31, 2010 and GAAP results of the Predecessor Company for the one month ended January 31, 2010 and (2) adjusts these combined amounts to (i) eliminate the fresh start accounting impact on revenue and certain related expenses noted above and (ii) exclude cost-uplift recorded under fresh start accounting of $12.3 million for the eleven months ended December 31, 2010.  Deferred directory costs, such as print, paper, distribution and commissions, relate to directories that have not yet been published and have been recorded at fair value, determined as (a) the estimated billable value of the published directory less (b) the expected costs to complete the directory, plus (c) a normal profit margin. This incremental fresh start accounting adjustment to step up the recorded value of the deferred directory costs to fair value is hereby referred to as “cost-uplift.” Cost-uplift will be amortized over the terms of the applicable directories, not to exceed twelve months. Unamortized cost-uplift at December 31, 2010 is $2.1 million, which will be recognized during the first quarter of 2011.

Management believes that the non-GAAP presentation of Adjusted and Combined Adjusted results will help financial statement users better understand the material impact fresh start accounting has on the Company’s results of operations for the three and eleven months ended December 31, 2010 and also offers a non-GAAP normalized comparison to GAAP results of the Predecessor Company for the three months and year ended December 31, 2009. The non-GAAP Adjusted and Combined Adjusted results are reconciled to the most comparable GAAP measures. While the non-GAAP Adjusted and Combined Adjusted results exclude the effects of fresh start accounting and certain other items, such as goodwill and intangible asset impairment charges during the eleven months ended December 31, 2010, it must be noted that the non-GAAP Adjusted and Combined Adjusted results of the Successor Company are not strictly comparable to the Predecessor Company’s GAAP results for the three months and year ended December 31, 2009 or Adjusted Results for the three months and year ended December 31, 2009, which exclude the effects of the intangible asset impairment charge during 2009, and should not be treated as such. We strongly encourage investors and stockholders to review our financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Amounts in millions

	Successor Company		Adjusted	Predecessor Company		Adjusted
	Three Months Ended	Fresh Start	Three Months Ended	Three Months Ended		Three Months Ended
	December 31, 2010	Adjustments	December 31, 2010	December 31, 2009	Adjustments	December 31, 2009
Net revenue (1)	$357.6	$69.0	$426.6	$500.8	$-	$500.8
Expenses	251.2	11.9	263.1	233.4	-	233.4
Depreciation and amortization	60.4	-	60.4	151.5	-	151.5
Impairment charges (2)	-	-	-	7,337.4	(7,337.4)	-
Operating income (loss)	$46.0	$57.1	$103.1	$(7,221.5)	$7,337.4	$115.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
UNAUDITED COMBINED ADJUSTED STATEMENT OF OPERATING INCOME (LOSS) AND
UNAUDITED ADJUSTED STATEMENT OF OPERATING INCOME (LOSS)				Schedule 4

Amounts in millions

	Successor Company	Predecessor Company	Fresh Start	Combined Adjusted
	Eleven Months Ended	One Month Ended	and Other	Year Ended
	December 31, 2010	January 31, 2010	Adjustments	December 31, 2010
Net revenue (1)	$830.9	$160.4	$790.9	$1,782.2
Expenses	748.2	76.1	160.3	984.6
Depreciation and amortization	217.7	20.2	-	237.9
Impairment charges (2)	1,159.3	-	(1,159.3)	-
Operating income (loss)	$(1,294.3)	$64.1	$1,789.9	$559.7

	Predecessor Company		Adjusted
	Year Ended		Year Ended
	December 31, 2009	Adjustments	December 31, 2009
Net revenue (1)	$2,202.4	$-	$2,202.4
Expenses	1,083.3	-	1,083.3
Depreciation and amortization	578.8	-	578.8
Impairment charges (2)	7,337.8	(7,337.8)	-
Operating income (loss)	$(6,797.5)	$7,337.8	$540.3

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION		Schedule 5
UNAUDITED SELECTED BALANCE SHEET DATA

Amounts in millions
	Successor Company	Predecessor Company
	December 31, 2010	December 31, 2009
Current Assets
Cash and cash equivalents	$127.9	$665.9
Accounts receivable, net	678.4	825.8
Deferred directory costs	147.0	138.1
Long-Term Assets
Fixed assets and computer software, net	188.7	157.3
Intangible assets, net (2)	2,369.2	2,158.2

Current Liabilities Not Subject to Compromise
Deferred directory revenue	722.6	848.8
Current portion of long-term debt	249.3	993.5
Long-Term Liabilities Not Subject to Compromise
Long-term debt (3) (4)	2,487.9	2,561.2
Liabilities Subject to Compromise (3)	-	6,352.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS					Schedule 6

Amounts in millions
	Successor Company		Predecessor Company
	Three Months Ended	Eleven Months Ended	One Month Ended	Three Months Ended	Year Ended
	December 31, 2010	December 31, 2010	January 31, 2010	December 31, 2009	December 31, 2009
Operating activities:
Net cash provided by operating activities	$117.9	$512.3	$71.7	$107.2	$515.8

Investment activities:
Proceeds from sale of assets	0.9	0.9	-	-	-
Additions to fixed assets and computer software	(11.0)	(36.5)	(1.8)	(15.2)	(33.4)
Net cash used in investing activities	(10.1)	(35.6)	(1.8)	(15.2)	(33.4)

Financing activities:
Credit facilities repayments	(126.0)	(556.6)	(511.3)	(34.5)	(290.1)
Revolver borrowings	-	-	-	-	361.0
Revolver repayments	-	-	-	-	(18.7)
Debt issuance costs and other financing items, net	1.5	(1.1)	(22.1)	-	-
Increase (decrease) in checks not yet presented for payment	14.9	9.5	(3.0)	1.9	0.1

Net cash (used in) provided by financing activities	(109.6)	(548.2)	(536.4)	(32.6)	52.3

(Decrease) increase in cash and cash equivalents	(1.8)	(71.5)	(466.5)	59.4	534.7
Cash and cash equivalents, beginning of period	129.7	199.4	665.9	606.5	131.2
Cash and cash equivalents, end of period	$127.9	$127.9	$199.4	$665.9	$665.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES		Schedule 7a

(unaudited)

EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income (loss) prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business. Adjusted EBITDA of the Successor Company for the three months ended December 31, 2010 is determined by adjusting EBITDA (i) to eliminate the fresh start accounting impact on revenue and certain expenses, (ii) to exclude the impact of cost-uplift recorded under fresh start accounting and (iii) adjust for stock-based compensation expense and long-term incentive program. Adjusted EBITDA of the Successor Company for the eleven months ended December 31, 2010 is determined by adjusting EBITDA (i) to eliminate the fresh start accounting impact on revenue and certain expenses, (ii) to exclude the impact of cost-uplift recorded under fresh start accounting, (iii) to exclude the goodwill and intangible asset impairment charges during the eleven months ended December 31, 2010 and (iv) adjust for stock-based compensation expense and long-term incentive program.

Adjusted EBITDA of the Predecessor Company for the one month ended January 31, 2010 is determined by adjusting EBITDA for stock-based compensation expense and long-term incentive program. Adjusted EBITDA of the Predecessor Company for the three months ended December 31, 2009 is determined by adjusting EBITDA (i) adjust for stock-based compensation expense and long-term incentive program and (ii) to exclude the intangible asset impairment charge during the three months ended December 31, 2009 . Adjusted EBITDA of the Predecessor Company for the year ended December 31, 2009 is determined by adjusting EBITDA (i) for stock-based compensation expense and long-term incentive program, (ii) for restricted stock unit expense related to the Business.com Acquisition and (iii) to exclude the intangible asset impairment charge during the year ended December 31, 2009.

Combined adjusted EBITDA for the year ended December 31, 2010 combines the adjusted EBITDA of the Successor Company for the eleven months ended December 31, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Amounts in millions

	Successor Company	Predecessor Company
	Three Months Ended	Three Months Ended
Reconciliation of operating income (loss) - GAAP to EBITDA and Adjusted EBITDA	December 31, 2010	December 31, 2009

Operating income (loss)	$46.0	$(7,221.5)
Plus depreciation and amortization	60.4	151.5
EBITDA	$106.4	$(7,070.0)

Plus: Impairment charges (2)	-	7,337.4

Plus: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the three months ended December 31, 2010
absent our adoption of fresh start accounting required under GAAP.	69.0	-

Plus: Cost-uplift on unpublished sales contracts as of February 1, 2010.	3.6	-

Less: Certain deferred expenses for advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the three months ended December 31, 2010 absent
our adoption of fresh start accounting required under GAAP.	(15.5)	-

Plus: Stock-based compensation expense and long-term incentive program	1.5	4.0

Adjusted EBITDA	$165.0	$271.4

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES		Schedule 7b

(unaudited)

Amounts in millions

	Successor Company
	Eleven Months Ended
Reconciliation of operating income (loss) - GAAP to EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA	December 31, 2010

Successor Company

Operating loss - GAAP	$(1,294.3)
Plus depreciation and amortization	217.7
EBITDA	$(1,076.6)

Plus: Impairment charges (2)	1,159.3

Plus: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the eleven months ended December 31, 2010
absent our adoption of fresh start accounting required under GAAP.	790.9

Plus: Cost-uplift on unpublished sales contracts as of February 1, 2010.	12.3

Less: Certain deferred expenses for advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the eleven months ended December 31, 2010 absent
our adoption of fresh start accounting required under GAAP.	(172.6)

Plus: Stock-based compensation expense and long-term incentive program	9.5

Adjusted EBITDA - Successor Company	$722.8

	Predecessor Company
	One Month Ended	Year Ended
Predecessor Company	January 31, 2010	December 31, 2009

Operating income (loss) - GAAP	$64.1	$(6,797.5)
Plus depreciation and amortization	20.2	578.8
EBITDA	$84.3	$(6,218.7)

Plus: Impairment charges (2)	-	7,337.8
Plus: Stock-based compensation expense and long-term incentive program	1.1	16.4
Plus: Restricted stock unit expense related to the Business.com acquisition (year ended December 31, 2009 only)	-	0.4

Adjusted EBITDA - Predecessor Company	$85.4	$1,135.9

	Year Ended
Combined Adjusted EBITDA	December 31, 2010

Adjusted EBITDA - Successor Company	$722.8
Adjusted EBITDA - Predecessor Company	85.4
Combined adjusted EBITDA	$808.2

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)		Schedule 7c
(unaudited)

Adjusted cash flow from operations, Adjusted free cash flow and Combined Adjusted free cash flow are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for cash flow from operations prepared in conformity with GAAP. In addition, Adjusted cash flow from operations, Adjusted free cash flow and Combined Adjusted free cash flow may not be comparable to similarly titled measures of other companies. Management believes that these adjusted cash flow measures provide investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations. Adjusted cash flow from operations of the Successor Company for the three and eleven months ended December 31, 2010 is determined by adjusting cash flow from operations - GAAP for cash reorganization payments. Adjusted cash flow from operations of the Predecessor Company for the one month ended January 31, 2010 and three months ended December 31, 2009 is determined by adjusting cash flow from operations - GAAP for cash reorganization payments.

Adjusted cash flow from operations of the Predecessor Company for the year ended December 31, 2009 is determined by adjusting cash flow from operations - GAAP for (i) cash reorganization payments and (ii) cash restricted stock unit payments related to the Business.com Acquisition.
Adjusted free cash flow is determined by subtracting additions to fixed assets and computer software - GAAP from Adjusted cash flow from operations.
Combined Adjusted free cash flow for the year ended December 31, 2010 combines the Adjusted free cash flow of the Successor Company for the eleven months ended December 31, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Amounts in millions

Reconciliation of cash flow from operations - GAAP to adjusted free cash flow	Successor Company	Predecessor Company
	Three Months Ended	Three Months Ended
	December 31, 2010	December 31, 2009

Cash flow from operations - GAAP	$117.9	$107.2
Add (less): Cash reorganization payments (refunds)	(0.9)	18.8
Adjusted cash flow from operations	117.0	126.0
Less: Additions to fixed assets and computer software - GAAP	11.0	15.2
Adjusted free cash flow	$106.0	$110.8

Reconciliation of cash flow from operations - GAAP to adjusted free cash flow and	Successor Company
combined adjusted free cash flow	Eleven Months Ended
	December 31, 2010
Successor Company

Cash flow from operations - GAAP	$512.3
Add: Cash reorganization payments	23.0
Adjusted cash flow from operations	535.3
Less: Additions to fixed assets and computer software - GAAP	36.5
Adjusted free cash flow - Successor Company	$498.8

	Predecessor Company
Predecessor Company	One Month Ended	Year Ended
	January 31, 2010	December 31, 2009
Cash flow from operations - GAAP	$71.7	$515.8
Add: Cash reorganization payments	3.5	67.3
Add: Cash restricted stock unit payments related to the Business.com acquisition (year ended December 31, 2009 only)	-	0.4
Adjusted cash flow from operations	75.2	583.5
Less: Additions to fixed assets and computer software - GAAP	1.8	33.4
Adjusted free cash flow - Predecessor Company	$73.4	$550.1

Combined Adjusted Free Cash Flow	Year Ended
	December 31, 2010
Adjusted free cash flow - Successor Company	$498.8
Adjusted free cash flow - Predecessor Company	73.4
Combined adjusted free cash flow	$572.2

Reconciliation of debt - GAAP to net debt and net debt - eliminating fair value discount (4) (5)	Successor Company	Predecessor Company
	December 31, 2010	December 31, 2009
Debt - GAAP	$2,737.2	$3,554.7
Less: Cash and cash equivalents	(127.9)	(665.9)
Net debt	2,609.3	2,888.8
Fair value discount	91.0	-
Net debt - eliminating fair value discount	$2,700.3	$2,888.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION					Schedule 8
STATISTICAL MEASURE
CALCULATION OF ADVERTISING SALES PERCENTAGE CHANGE OVER PRIOR YEAR PERIODS
(unaudited)

Amounts in millions, except percentages
	Combined Year Ended	Three Months Ended	Three Months Ended	Three Months Ended	Combined Three Months
	December 31, 2010	December 31, 2010	September 30, 2010	June 30, 2010	Ended March 31, 2010

2010 Advertising sales (6)	$1,671.0	$442.5	$333.4	$441.9	$453.2

2009 Advertising sales disclosed in 2009 Form 10-K and Forms 10-Q	2,028.6	487.8	419.9	522.8	598.1

Adjustments primarily related to changes in publication dates	(37.1)	28.0	(24.1)	(4.9)	(36.1)

2009 Advertising sales	1,991.5	515.8	395.8	517.9	$562.0

Advertising sales percentage change over prior year periods	(16.1%)	(14.2%)	(15.8%)	(14.7%)	(19.4%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Data and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

DEX ONE CORPORATION	Schedule 9
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NON-GAAP MEASURES

(1)	Our advertising revenues are earned primarily from the sale of advertising in yellow pages directories we publish. Advertising revenues also include revenues for Internet-based advertising products including online directories, such as DexKnows.com and DexNet. Advertising revenues are affected by several factors, including changes in the quantity and size of advertisements, acquisition of new clients, renewal rates of existing clients, premium advertisements sold, changes in advertisement pricing, the introduction of new products, an increase in competition and more fragmentation in the local business search market and general economic factors. Revenues with respect to print advertising and Internet-based advertising products that are sold with print advertising are recognized under the deferral and amortization method. Revenues related to our print advertising and Internet-based advertising products that are sold with print advertising are initially deferred when a directory is published, net of sales claims and allowances, and recognized ratably over the directory’s life, which is typically 12 months. Revenues with respect to Internet-based services that are sold standalone, such as DexNet, are recognized as delivered or fulfilled. Revenues with respect to our advertising products that are non-performance based are recognized ratably over the life of the contract commencing when they are first delivered or fulfilled. Revenues with respect to our advertising products that are performance-based are recognized as the service is delivered or fulfilled.

(2)	We performed impairment tests as of September 30, 2010 and June 30, 2010 of our goodwill, definite-lived intangible assets and other long-lived assets. The testing results of our definite-lived intangible assets and other long-lived assets resulted in an impairment charge associated with trade names and trademarks, technology, local customer relationships and other from our former Business.com reporting unit of $21.6 million during the eleven months ended December 31, 2010. The testing results of our goodwill resulted in an impairment charge of $1,137.6 million during the eleven months ended December 31, 2010, for a total impairment charge of $1,159.2 million during the eleven months ended December 31, 2010. The Company has excluded the goodwill and intangible asset impairment charges from Combined Adjusted Results for the year ended December 31, 2010. The Predecessor Company recognized a non-goodwill intangible asset impairment charge of $7.3 billion during the fourth quarter of 2009, primarily representing the difference between the fair value and recorded value of our directory services agreements. The Predecessor Company has excluded the intangible asset impairment charge from Adjusted Results for the three months and year ended December 31, 2009.

(3)

Reorganization items directly associated with the process of reorganizing the business under Chapter 11 of the Bankruptcy Code were recorded on a separate line item on the unaudited condensed consolidated statements of operating income (loss). The Predecessor Company had recorded $7.8 billion of reorganization items during the one month ended January 31, 2010 associated with the gain on reorganization/settlement of liabilities subject to compromise and the impact of fresh start accounting adjustments. The Predecessor Company had recorded $16.9 million and $94.8 million of reorganization items during the three months and year ended December 31, 2009, respectively, associated with items such as professional fees, the write-off of unamortized deferred financing costs, net premiums / discounts and fair value adjustments due to purchase accounting associated with long-term debt classified as liabilities subject to compromise. Additionally, liabilities were segregated between liabilities not subject to compromise and liabilities subject to compromise on the audited consolidated balance sheet at December 31, 2009. The Predecessor Company's senior notes, senior discount notes and senior subordinated notes were classified as liabilities subject to compromise at December 31, 2009 and the Predecessor Company's credit facilities were excluded from liabilities subject to compromise at December 31, 2009.

(4)	In conjunction with our adoption of fresh start accounting, an adjustment was established to record our outstanding debt at fair value on the Fresh Start Reporting Date. The Company was required to record our amended and restated credit facilities at a discount as a result of their fair value on the Fresh Start Reporting Date. Therefore, the carrying amount of these debt obligations is lower than the principal amount due at maturity. This fair value adjustment is amortized as an increase to interest expense over the remaining term of the respective debt agreements and does not impact future scheduled interest or principal payments. The unamortized fair value adjustment resulting from fresh start accounting was $91.0 million at December 31, 2010.

(5)	Net debt represents total debt less cash and cash equivalents on the respective date. Net debt – eliminating fair value discount eliminates the fair value discount as a result of fresh start accounting described in Note 4 and represents principal amounts due at maturity. Net debt as of December 31, 2009 excludes $6.1 billion of long-term debt classified as liabilities subject to compromise.

(6)

Advertising sales is a non-GAAP statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.  It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method. Combined advertising sales for the year ended December 31, 2010 combines advertising sales of the Successor Company for the eleven months ended December 31, 2010 and the Predecessor Company for the one month ended January 31, 2010. Combined advertising sales for the three months ended March 31, 2010 combines advertising sales of the Successor Company for the two months ended March 31, 2010 and the Predecessor Company for the one month ended January 31, 2010.

In order to provide more visibility into what the Company will book as revenue in the future, we have introduced a non-GAAP statistical measure called bookings, which represent sales activity associated with our print directories and Internet-based products and services during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period. Bookings for the three months ended December 31, 2010 were $359.3 million, representing a decline of $70.7 million, or 16.4%, from bookings of $430.0 million for the Predecessor Company three months ended December 31, 2009. Combined bookings for the year ended December 31, 2010 were $1,566.7 million, representing a decline of $283.1 million, or 15.3%, from bookings of $1,849.8 million for the Predecessor Company year ended December 31, 2009.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.

CONTACT:
Dex One Corporation
Investors – Jamie Andelman, 800-497-6329
Media – Tyler Gronbach, 919-297-1541